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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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Northrim Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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3111 C Street
Anchorage, AK 99503
March 16, 2006
Dear Shareholder:
      I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2005 operations and our plans for 2006. The meeting will be on Thursday, May 4, 2006, at 9 A.M., at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska. I hope to see you there.
      You will find additional information concerning Northrim and our operations in the enclosed 2005 Report to Shareholders and Annual Report — 10-K, which includes our audited financial statements for the year ended December 31, 2005.
      Whether or not you plan to attend the meeting, please sign and return your proxy card, which is included with this document, as soon as possible. Your opinion and your vote are very important to us. If you choose to attend the meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.
      Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact me at (907) 562-0062.
Sincerely,
/s/ Marc Langland
Marc Langland
Chairman, President and CEO

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held On May 4, 2006
      Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2006 Annual Shareholders’ Meeting at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M., on Thursday, May 4, 2006, for the following purposes, as more fully described in the accompanying proxy statement:

1. ELECTION OF DIRECTORS. To elect 10 directors for a term ending at the 2007 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified.

2. OTHER BUSINESS. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.
      Shareholders owning Northrim BanCorp shares at the close of business on March 8, 2006, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.
      Your Board of Directors unanimously recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board.

By order of the Board of Directors,

/s/ Mary A. Finkle

Mary A. Finkle
Corporate Secretary
March 16, 2006
      Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503
PROXY STATEMENT
      The Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set March 8, 2006, as the record date for the meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 5,793,461 shares of Company stock outstanding on the record date.
      Voting materials, which include this proxy statement dated March 16, 2006, a proxy card, and the 2005 Report to Shareholders and Annual Report — 10-K are first being mailed to shareholders on or about March 16, 2006.
ABOUT THE MEETING
Why am I receiving this proxy statement and proxy card?
      You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.
      When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Christopher N. Knudson, as your representatives at the meeting, and those persons will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.
Who is soliciting my proxy, and who is paying the cost of solicitation?
      The enclosed proxy is solicited by and on behalf of the Board of Directors, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, and personal contact.
      The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar recordholders for reasonable expenses in mailing proxy material to beneficial owners of the Company’s common stock.
What am I voting on, and what vote is required for approval?
      At the Annual Meeting, you will be asked to vote on the election of 10 directors to serve on the Board until the 2007 Annual Shareholders’ Meeting or until their successors have been elected and have qualified. The election of directors will require the affirmative vote of a majority of the shareholders present in person or represented by duly executed proxy at the meeting.
Who is entitled to vote?
      Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 8, 2006, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.
How do I vote, and how are the votes counted?
      You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
      With regard to the election of directors, you may cast your vote in favor of some or all of the nominees or you may withhold your vote as to some or all of the nominees. Directors will be elected if the number of votes cast in favor of the director exceeds the number of votes cast against the director. Accordingly, votes withheld generally will have no effect on the outcome of the election. You may also abstain from voting on any proposals other than the election of directors. An abstention will have no impact on the election of directors or any of the remaining proposals set forth in the Notice of Annual Shareholders’ Meeting.
      If shares are held in “street name,” that is, through a broker or nominee, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, shares may be voted on the election of directors by the broker or nominee in their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.
      On each matter before the meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date. Shareholders may not cumulate their votes for the election of directors.
Can I change my vote after I return my proxy card?
      Yes. If the enclosed proxy is duly executed and received in time for the meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 10 nominees listed in the proxy statement, unless otherwise directed. If you grant a proxy, you may revoke it at any time before its exercise by written notice to the Company to the attention of Mary A. Finkle, Corporate Secretary, by submitting a proxy with a subsequent date, or by announcing your revocation to the secretary at the meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the meeting?
      The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board of Directors does not presently know of any other matters to be brought before the Annual Meeting.
      For shareholders seeking to include proposals in the proxy materials for the 2007 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company on or before November 16, 2006.
How many votes are needed to hold the Annual Meeting?
      A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the record date for the Annual Meeting, 5,793,461 shares of the Company’s common stock were outstanding and eligible to vote.
How do I communicate with Directors?
      The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send communications to the Board or any of the directors c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
PROPOSAL 1: ELECTION OF DIRECTORS
General
      The Company’s Articles of Incorporation provide that the Board of Directors will consist of not less than five nor more than 25 directors. Currently, the Board of Directors consists of 10 directors. The Board of Directors has set the number of directors to be elected at the Annual Meeting at 10 directors. Directors are elected for a one-year term and serve until their successors have been elected and qualified.
      The Board of Directors has nominated the individuals listed on the following pages for election as directors for the one-year term expiring at the 2007 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board of Directors presently has no knowledge that any nominee will refuse or be unable to serve.
      It is the Company’s policy to encourage that the directors up for election at the annual meeting attend the annual meeting. All directors up for election at the 2005 Annual Shareholders’ Meeting attended the 2005 Annual Shareholders’ Meeting with the exception of Messrs. Cash, Davis, and Drabek who could not be present due to unavoidable conflicts in their schedules.

INFORMATION ABOUT THE NOMINEES
      The following table provides certain information about the nominees for director, including age, principal occupation during the past five years, and year first elected a director of Northrim Bank (the “Bank”) or the Company. All of the nominees are presently directors of the Bank and the Company.

Name/Age	Occupation of Nominee During Past Five Years	Director Since

R. Marc Langland, 64	Chairman, President, and CEO of the Company and the Bank; Director, Alaska Air Group	1990
Larry S. Cash, 54	President and CEO, RIM Architects (Alaska), Inc. since 1986; CEO, RIM Architects (Guam), Inc.	1995
Mark G. Copeland, 63	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time	1990
Frank A. Danner, 72	Since May 1990, Secretary/Treasurer, IMEX Ltd. dba Dynamic Properties (real estate firm); President and CEO (1978-2003), Far North Fishermen, Inc. (a commercial fishing enterprise); Partner of KPMG LLP from 1968 to 1989	1990
Ronald A. Davis, 73	CEO and Administrator, Tanana Valley Clinic until his retirement in 1998; Secretary/Treasurer, Canoe Alaska, 1996 to 1999; Vice President (1999-2003), Acordia of Alaska Insurance (full service insurance agency)	1997
Anthony Drabek, 58	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) since 1989; Chairman and President, Koncor Forest Products Co.; Secretary/Director, Atikon Forest Products Co.	1991
Christopher N. Knudson, 52	Executive Vice President and Chief Operating Officer of the Company and the Bank	1998
Richard L. Lowell, 65	President (1985-2004), Ribelin Lowell & Company (insurance brokerage firm); Former Chairman of the Board, Ribelin Lowell Alaska USA Insurance Brokers (insurance brokerage firm)	1990
Irene Sparks Rowan, 64	Director (1988-2000), Klukwan, Inc. (Alaska Native Corporation) and its subsidiaries	1991
John C. Swalling, 56	President, Swalling & Associates PC (accounting firm) since 1991	2002
The Board of Directors recommends that you vote “FOR” these nominees.
Shareholder Nominations for 2006 Annual Shareholders’ Meeting
      In accordance with the Company’s Bylaws, shareholder nominations for the 2006 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder; and (vi) whether the nominee had agreed to serve if elected.
      Nominations not made in accordance with the above requirements may be disregarded, in the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction, the vote teller may disregard all votes cast for that nominee.
Information Regarding the Board of Directors and its Committees
      All non-management directors, with the exception of Mr. Danner who is a partner of ARC Partnership, the company that owns the Bank’s main office space, are independent of management within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (the “1934 Act”), the Securities and Exchange Commission and the Nasdaq National Market listing requirements.
      The Company’s Board of Directors has adopted certain standing committees, including an Audit Committee and Compensation Committee.
      The Company does not have a standing Nominating Committee and, as such, does not have a Nominating Committee charter. The board believes it is important to have involvement of all directors in the nominating process. A majority of independent directors identifies and recommends persons to be nominees for positions on the Board of Directors at each annual meeting of shareholders, and to fill vacancies on the board between annual meetings. Our directors take a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. Board candidates, including directors up for reelection, are considered based upon various criteria, such as personal integrity, broad-based business and professional skills and experiences, banking experience, concern for long-term interests of the Company’s shareholders, freedom from conflicts of interest, sound business judgment, community involvement, and the time available to devote to board activities.
      In 2005, the Compensation Committee agreed to assist with the nominating process by selecting and recommending to the board, qualified candidates having the potential and willingness to serve as directors.
      The Bank’s Board of Directors met 10 times, and the Company’s Board of Directors met 10 times during 2005. During 2005, all directors attended at least 75% of the total meetings of the Board and all committees of which they were members. The Company’s independent directors meet in executive sessions once per quarter and rotate as lead director twice a year.
      Audit Committee. The Audit Committee’s principal functions include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the independent and internal auditors, and reviewing the reports of bank regulatory authorities. The Company’s Board of Directors has adopted a written charter for the Audit Committee, which was filed as an exhibit to the Company’s 2004 Proxy Statement. Current members of the Audit Committee are Mark G. Copeland, Anthony Drabek, and Richard L. Lowell.
      During 2005, the Audit Committee (the “Committee”) had five regular meetings during which the Committee has been kept informed of the processes and procedures in place for maintaining the Company’s readiness for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s independent auditors, internal SOX committee, and the internal senior auditor.
      Each of the members of the Committee is independent of management within the meaning of the 1934 Act, the rules of the Securities and Exchange Commission and the Nasdaq National Market listing standards. The Committee and the full board have determined that no individual Audit Committee member qualifies as an audit committee financial expert within the meaning of such rules. The board does believe, however, that each of the Committee members has attributes of a financial expert within the meaning of applicable rules and that all of the members of the Committee, taken as a whole, would constitute a financial expert within the meaning of applicable rules.

      In addition, one of our directors, Mr. Swalling, is a certified public accountant and, while he is not a member of the Audit Committee due to the demands of his schedule, he is available as a resource on financial matters. For these reasons, at this time the board does not believe it is necessary to actively search for a director that would qualify as a financial expert.
      Compensation Committee. The primary functions of the Compensation Committee, which met three times in 2005, are to review and approve officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock option plans. Compensation Committee members are Larry S. Cash, Ronald A. Davis, and John C. Swalling.
      All members of the Compensation Committee are independent within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission, and the Nasdaq National Market listing requirements.
      Director Compensation. Non-officer directors currently receive a $5,000 annual cash retainer and an award of stock equal to $5,000 at the then current market value payable annually for serving on the Board of Directors, in addition to the fee of $750 for each Board meeting attended. Members of the Audit and Compensation Committees receive $750 for each meeting attended with the exception of the committee chairpersons who receive $1,500 and $1,125, respectively, for each committee meeting they attended.
EXECUTIVE OFFICERS
      The following table sets forth certain information about the Company’s executive officers:

			Has Served as
			an Executive
Name	Age	Position	Officer Since

R. Marc Langland	64	Chairman of the Board, President and Chief Executive Officer of Northrim BanCorp, Inc. and Northrim Bank	1990
Christopher N. Knudson	52	Executive Vice President and Chief Operating Officer of Northrim BanCorp, Inc. and Northrim Bank	1990
Victor P. Mollozzi	56	Senior Vice President, Senior Credit Officer of Northrim Bank	1990
Joseph M. Schierhorn	48	Executive Vice President, Chief Financial Officer, and Compliance Manager of Northrim BanCorp, Inc. and Northrim Bank	2001
Robert L. Shake	47	Senior Vice President, Executive Loan Manager of Northrim Bank	2004
      All officers are elected by the Board of Directors for one year terms or until their successors are appointed and qualified. Each of the named executives have employment agreements with the Company. See “EXECUTIVE COMPENSATION — Employment Agreements.”
      Code of Conduct. The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
      The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation for fiscal year 2005. The Compensation Committee report is intended to describe in general terms the process the Compensation Committee undertakes and the matters it considers in determining the appropriate compensation for the Company’s executive officers, including the executive officers who are named in the Summary Compensation Table that begins on page 12.
Responsibilities and Composition of the Compensation Committee
      The Compensation Committee is responsible for (i) establishing, with the assistance of independent compensation consultants and legal counsel, compensation programs for executive officers of the Company designed to attract, motivate, and retain key executives responsible for the success of the Company as a whole; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its shareholders; and (iii) determining the salary, bonus, stock option, and other stock-based compensation of the Company’s executive officers. The Compensation Committee serves pursuant to its Charter adopted by the Board of Directors.
      The Compensation Committee is composed of Ronald A. Davis, Chairman, John C. Swalling, and Larry S. Cash. None of the members are officers or employees of the Company and all are independent of management within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission, and the Nasdaq National Market listing requirements. Mr. Cash has served on the Compensation Committee since 1996. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005.
Compensation Philosophy
      The Compensation Committee bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, customer first service-focused financial institution, headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, and Fairbanks areas, as well as various other markets in and outside Alaska. We believe that achieving these goals will create long-term value for shareholders, consistent with protecting the interests of our depositors. The Company’s business and growth strategies consist of the following elements:

•	Continued development of a business culture in which customers are accorded the highest priority in all aspects of the Company’s operations.

•	Emphasis on developing full-service banking relationships with members of the business and professional communities to increase loan and core deposit volumes.

•	Competitive and responsive commercial, construction, small business, land development, and real estate lending.

•	Strong marketing emphasis on the Company’s customer-focused philosophy to assist in the further development of a broad core deposit base which will help fund expanded lending activity.

•	Control of credit risk through established loan underwriting and monitoring procedures, loan concentration limits, product and industry diversification, as well as the hiring and retention of experienced lending personnel having a high degree of familiarity with their market areas.

•	Delivery of products and investment management services through its subsidiary’s (Northrim Investment Services Company) investment in Elliott Cove Capital Management and Pacific Wealth Advisors, a newly formed wealth management and investment advisory services holding company.

•	Delivery of employee benefits products and services through its subsidiaries’ purchase of an interest in an employee benefits business unit, Northrim Benefits Group, in Anchorage, Alaska.

•	Formation in Washington State of Northrim Funding Services, a division of Northrim Bank, and the hiring of experienced personnel with a high degree of familiarity of the Washington market to deliver short-term working capital to customers by purchasing their accounts receivable.

•	Continued growth through a combination of growth at existing offices with the introduction of the new High Performance Checking product, developing a sales culture to broaden existing and new customer relationships, expanding the Company’s presence and visibility in the marketplace, along with technological advances, and expansion into other markets as promising strategic opportunities for diversification and growth arise.
      The Compensation Committee believes that compensation packages for executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies the Board has established and articulated. When establishing salaries, bonus levels and stock option awards for executive officers, the Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual’s performance during the past year; and (iii) the salaries of executive officers in similar positions with companies of comparable size and other companies within the financial institutions industry. For executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations of the Chief Executive Officer. The method for determining compensation varies from case to case based on a discretionary and subjective determination of appropriate criteria.
Compensation Programs and Practices
      The Company’s executive compensation program continues to consist of four key elements: (i) base salary; (ii) a performance-based annual bonus; (iii) periodic option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits.
      The Compensation Committee believes this four-part approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. The variable annual bonus rewards and motivates individual performance, and is based, in significant part, on the contribution made by the officer to the Company’s overall performance. Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and further promote the executive’s continued service with the organization.
      The Company has developed and implemented policies for determining salary structure, annual incentive bonus payments, and employee stock option and other stock-based awards based on recommendations by nationally recognized compensation consulting firms, which have periodically reviewed the Company’s executive compensation practices and its overall compensation program.
      During 2002, 2003, 2004, and again in 2005, the Compensation Committee engaged an independent nationally recognized consulting firm to review and analyze its executive compensation package and its overall compensation practices to ensure that the Company remains competitive with financial institutions of comparable size. Based on the consultants’ recommendations and with the advice of legal counsel, the Company adopted an employee stock incentive plan in 2000, amended its executive officer employment agreements effective January 1, 2003, and adopted in 2004, as approved by shareholders, the new Northrim BanCorp, Inc. 2004 Stock Incentive Plan authorizing issuance of 300,000 shares and reflecting accounting rule changes.
      Base Salary Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and within the financial institutions industry, the Company’s Human Resources Department has established a graded salary structure for executives and other officers. Individual base salaries for executive officers are based upon recommendations by the Chief Executive Officer, taking into account the officer’s salary grade. Base salary levels are reviewed annually and any proposed increases are recommended to the Compensation Committee by the Chief Executive Officer based on an assessment of an executive’s scope of responsibilities, individual performance, and contribution to the organization.

      Annual Bonus Executive officers have an annual incentive bonus opportunity as participants in the Company’s Executive Incentive Plan (the “Incentive Plan”). Incentive Plan participants are recommended by the Chairman of the Board and President, and approved by the Compensation Committee prior to each plan year. The Incentive Plan establishes three tiers of incentive award amounts based on officer title and level of responsibility. The Incentive Plan then establishes within each tier three levels of award representing a predetermined graduated percentage of annual base salary. Actual bonus amounts must be approved by the Compensation Committee and are based on a formula that takes into account predetermined performance standards. The current performance standards include efficiency, return on equity, net income to budget, asset growth, and the credit quality of portfolio loans. These criteria may be modified from time to time based on the Company’s strategic plan, with a goal of maximizing shareholder returns.
      Options and Other Stock-Based Compensation The Compensation Committee has followed a philosophy of offering stock-based incentives to the Company’s employees to: (i) attract and retain the best available personnel; (ii) enhance long-term profitability and shareholder value; and (iii) encourage employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.
      Retirement and Other Deferred Compensation Executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (401-k), to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. In addition, effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers. The Compensation Committee and the Board of Directors approved an amendment to the SERP, effective January 1, 2004, allowing participants more flexibility in choosing the form of payment of their benefits. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s 55th birthday if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate), divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment. Finally, certain executive officers are entitled to participate in the Bank’s non-qualified deferred compensation plan, which is intended to provide a source of funds for the future retirement of such executive officers.
      The Company’s performance has, in the Compensation Committee’s opinion, shown the value of this approach. In particular, the Compensation Committee noted continued asset growth, deposit growth, improvement in credit quality, and improved efficiencies for the year 2005 derived from the operation of the Bank’s imaging system, which the Compensation Committee believes will provide the Company with the technology needed to continue serving and efficiently meeting the future needs of Northrim’s customers. The Compensation Committee also noted that the Company has achieved a profit every quarter since the fourth quarter of its first full year in operation.
      Chief Executive Officer Compensation Mr. R. Marc Langland serves as the Chairman, President and Chief Executive Officer of Northrim BanCorp, Inc. and Northrim Bank. In evaluating the compensation of Mr. Langland for services rendered in 2005, the Compensation Committee considered both quantitative and qualitative factors.
      In looking at quantitative factors, the Compensation Committee reviewed the Company’s 2005 financial results compared to the Company’s plan and actual results for 2004. Specifically, the Committee considered that: (i) the Company’s total assets; portfolio loans (excluding loans for resale) and total deposits grew by 12%, 4%, and 12%, respectively, from year-end 2004 to year-end 2005 and the Company’s tangible book value per share grew to $13.48 at year-end 2005 compared to $12.65 one year ago; (ii) year-end net income increased 4% from 2004; and (iii) the Company earned $1.81 per diluted share for the year 2005 compared to $1.71 per diluted share one year ago.
      In addition to these quantitative accomplishments, the Compensation Committee also considered certain qualitative accomplishments by Mr. Langland in 2005. Specifically, the Compensation Committee recognized that, due in part to Mr. Langland’s continued efforts, the Company realized a number of its corporate objectives, including the continued implementation of technological advances to more efficiently operate the Bank and better serve its customers; the further development of the Company’s strategic plan to deliver a diversified range of non-deposit investment products and investment management services through its subsidiary’s (Northrim Investment Services Company) further investment in Elliott Cove Capital Management LLC (“Elliott Cove”) and minority investment in Washington based Pacific Wealth Advisors, LLC, a newly formed wealth management and investment advisory services holding company that are expected to attract, broaden, and strengthen customer relationships, as well as provide the opportunity to develop new relationships over the long-term in an increasingly competitive environment; and the exercise of the option to purchase an additional 40.1% interest, through its subsidiary, in the employee benefits business unit, Northrim Benefits Group, to deliver employee benefits products and services to its business communities. The Compensation Committee also recognized Mr. Langland’s vision, extensive community involvement, as well as his leadership in strategically positioning the Company for future significant development in the banking industry and in the Company’s market area, and otherwise developing long-term strategies for the future direction and growth of the organization.
      Based on the foregoing and consistent with the Compensation Committee’s overall compensation philosophy, the Compensation Committee made the following determinations with respect to Mr. Langland’s compensation for 2005. Mr. Langland’s annual salary in 2005 was established at $316,193, and he was awarded an incentive (bonus) payment of $80,600 for 2005 performance. In November 2005, Mr. Langland was also granted a stock option award of 6,853 shares of common stock and 1,142 restricted stock units for his outstanding contributions to the Company’s success.
CONCLUSION
      The Compensation Committee believes that for 2005, the compensation terms for Mr. Langland, as well as for the other executive officers, were clearly related to the realization of the goals and strategies established by Northrim BanCorp, Inc. as well as the performance of the organization as compared with performance of peer companies.

Ronald A. Davis, Chairman
Larry S. Cash
John C. Swalling

Stock Performance Graph
      The graph shown below depicts the total return to shareholders during the period beginning after December 31, 2000, and ending December 31, 2005. The definition of total return includes appreciation in market value of the stock, as well as the actual cash and stock dividends paid to shareholders. The comparable indices utilized are the Russell 3000 Index, representing approximately 98% of the U.S. equity market, and the SNL Financial Bank Stock Index, comprised of publicly traded banks with assets of $500 million to $1 billion which are located in the United States. The graph assumes that the value of the investment in the Company’s common stock and each of the three indices was $100 on December 31, 2000, and that all dividends were reinvested.
Total Return Performance

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Northrim BanCorp Inc.	100.00	157.70	151.25	262.85	274.19	277.35
Russell 3000	100.00	88.54	69.47	91.04	101.92	108.16
SNL $500M-$1B Bank Index	100.00	129.74	165.63	138.64	270.66	282.26

COMPENSATION TABLES
Summary Compensation Table
      The following table sets forth the aggregate compensation for services rendered to the Company in all capacities paid or accrued for the fiscal years ended December 31, 2005, 2004, and 2003, to each person serving as an executive officer of Northrim BanCorp, Inc. and Northrim Bank whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 (“Named Executives”).

				Long-term Compensation Awards

	Annual Compensation				Securities
Name and Principal				Restricted Stock	Underlying	All Other
Position	Year	Salary	Bonus	Award(s) ($)(1)	Options (#)(2)	Compensation(3)

R. Marc Langland,	2005	$316,193	$80,600	$28,082	6,853	$151,665
Chairman, President,	2004	292,365	71,040	27,663	7,182	143,002
Chief Executive Officer	2003	282,828	63,250	—	12,000	165,919
Christopher N. Knudson,	2005	226,610	57,200	12,492	3,045	99,686
Executive Vice President,	2004	206,451	50,400	14,351	3,724	87,370
Chief Operating Officer	2003	197,359	43,585	—	9,500	91,420
Victor P. Mollozzi,	2005	153,756	20,983	8,311	2,030	50,430
Senior Vice President,	2004	151,222	18,240	5,731	1,490	50,875
Senior Credit Officer	2003	147,077	21,000	—	5,000	63,306
Joseph M. Schierhorn,	2005	174,676	44,720	12,492	3,045	62,025
Senior Vice President,	2004	159,828	37,000	10,654	2,766	47,302
Chief Financial Officer,	2003	134,029	29,000	—	7,500	17,318
Compliance Manager
Robert L. Shake,	2005	158,920	—	5,828	1,421	60,248
Senior Vice President,	2004	154,969	28,224	8,204	2,128	43,807
Executive Loan Manager	2003	118,615	20,000	—	7,000	8,651

(1)	Represents the grant of stock awards under which Messrs. Langland, Knudson, Mollozzi, Schierhorn, and Shake have the right to receive, subject to vesting, 1,142, 508, 338, 508, and 237 shares, respectively. The stock awards vest after three years, assuming the named executives remain employed by the Company at that time. The values set forth above are based on the closing price of the Company’s stock on the date of grant, November 3, 2005, which was $24.59. The value of the grants to Messrs. Langland, Knudson, Mollozzi, Schierhorn, and Shake at December 31, 2005 were $26,780, $11,913, $7,926, $11,913, and $5,558, respectively, based on the closing price of $23.45 per share. The stock awards are entitled to dividend equivalents.

(2)	As adjusted for stock dividends.

(3)	Includes $17,940, $18,000, $12,040, $14,000 and $13,331 in contributions to the Company’s 401(k) savings plan in 2005 for Messrs. Langland, Knudson, Mollozzi, Schierhorn, and Shake, respectively. Includes $61,533, $32,750, $7,683, $8,500 and $7,708 in contributions to the SERP and $69,420, $45,445, $29,381, $39,007, and $38,746 in contributions to the Company’s Supplemental Executive Retirement Deferred Compensation Plan through payment of annual premiums on variable adjustable life insurance policies in 2005 for Messrs. Langland, Knudson, Mollozzi, Schierhorn, and Shake, respectively. The balance of the 2005 amounts represents term life insurance premiums.
Employment Agreements
      Effective January 1, 2003, the Company adopted amended employment agreements for R. Marc Langland, Christopher N. Knudson, and Victor P. Mollozzi and a new employment agreement with Joseph M. Schierhorn. Effective January 1, 2004 the Company entered into a new employment agreement with Robert L. Shake. Each employment agreement between the Company and the executive will automatically renew for successive one-year terms, unless either party gives notice 90 days prior to the expiration of the term and since no notice was given by either of the parties, the employment agreements between the Company and each of the named executives were renewed for the year 2006 according to the terms defined in the agreements.
      The employment agreements provide for severance payments in the event of termination of the executive by the employer without cause or if the executive leaves the Company for good reason during the term of the agreement. In either event, the Company is required to pay the executive an amount equal to two times the executive’s highest base salary over the prior three years, plus an amount equal to two times the higher of the target bonus or average bonus paid over the prior three years.
      The executives are also entitled to severance payments in certain circumstances following a change of control of the Company. In the case of Messrs. Langland and Knudson, if the Company is subjected to a Change of Control (as defined in the agreements) and either the Company or its assigns terminates either executive’s employment without cause or, either executive terminates his employment for good reason within two years of the Change of Control, the executive would be paid an amount equal to three times his highest base salary over the prior three years, plus three times the executive’s target bonus or three times average bonus over the prior three years, whichever is greater.
      In the case of Messrs. Mollozzi, Schierhorn and Shake, if the Company is subjected to a Change of Control and either the Company or its assigns terminates the executive’s employment without cause or, the executive terminates his employment for good reason within two years of the Change of Control, the executive would be entitled to be paid an amount equal to two times his highest base salary over the prior three years, plus two times his target bonus or two times the average of his bonuses over the prior three years, whichever is greater.
      The employment agreements contain an “Excise Tax Gross-Up” provision to ensure that the Company’s executives are treated fairly should there be a Change of Control, in that the value of the severance benefits agreed upon by the Company and the executives would be preserved.
      The employment agreements contain covenants by the executives that they will not compete with the Company for two years (one year in the case of Change of Control) after termination without cause or by the executive for good reason. The severance payments are contingent on the executives agreeing to release the Company from any known or unknown claims and liabilities arising out of the executive’s employment with the Company.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued Upon Exercise of	Weighted-Average Exercise	Plans (Excluding
	Outstanding Options,	Price of Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	424,003	$13.07	205,606
Total	424,003	$13.07	205,606

Option Grants in 2005
      The following table sets forth certain information on option grants in 2005 to the Named Executives:
Individual Grants

	Number of
	Securities	Percentage of
	Underlying	Total Options
	Options	Granted to	Exercise Price Per	Expiration
Name	Granted(1)	Employees in 2005	Share	Date	Grant Date Value(2)

R. Marc Langland	6,853	17.8%	$24.59	11/03/2015	$59,553
Christopher N. Knudson	3,045	7.9%	$24.59	11/03/2015	$26,461
Victor P. Mollozzi	2,030	5.3%	$24.59	11/03/2015	$17,641
Joseph M. Schierhorn	3,045	7.9%	$24.59	11/03/2015	$26,461
Robert L. Shake	1,421	3.7%	$24.59	11/03/2015	$12,348

(1)	Represents non-qualified and incentive stock options granted on November 3, 2005. Shares vest one-third each year beginning on November 3, 2006, and remain exercisable for 10 years from the date of grant.

(2)	The fair market value of options granted during 2005 is estimated on the date of grant using a qualified binomial option-pricing model with the following weighted-average assumptions: expected dividends of $0.50 per share, risk free rate of 4.45%, and volatility rate of 37.06% for December and expected life of 7.49 years.
Option Exercises in 2005 and Year-End Option Values
      The following table summarizes option exercises by and the value of unexercised options granted to the Named Executives:

Number of
			Securities	Value Of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options At	Options At
	Acquired		12/31/2005	12/31/2005
	on	Value	(Exercisable/	(Exercisable/
Name	Exercise	Realized	Unexercisable)(1)	Unexercisable)(2)

R. Marc Langland	—	—	76,208/15,641	$972,495/$39,428
Christopher N. Knudson	—	—	43,258/8,695	$541,849/$30,763
Victor P. Mollozzi	5,882	$110,523	28,648/4,690	$376,164/$16,089
Joseph M. Schierhorn	—	—	27,129/7,389	$343,673/$24,254
Robert L. Shake	3,769	$53,734	17,091/5,173	$199,883/$22,534

(1)	As adjusted for stock splits.

(2)	In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $23.45, the last sale price of the Company’s common stock reported on the Nasdaq National Market on December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to send reports of their ownership of the Company’s stock to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2005, with the exception of Larry S. Cash whose Form 4 for one transaction in November 2005 and Richard L. Lowell whose Form 4 for one transaction in May 2005 were inadvertently filed late.
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
      During 2005, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, the Bank had outstanding $3.0 million in loans to directors, and their related interests. The Bank’s unfunded loan commitments to these directors and their related interests at December 31, 2005, were $1.5 million.
      In April 2000, with approval of the majority of the Company’s independent directors, the Bank renegotiated and extended to 2013 its lease for approximately 30,000 square feet of office space in the 3111 C Street building in Anchorage, Alaska, which in 2005, was increased from 30,000 to approximately 35,000 square feet for its headquarters. The building is owned by the ARC Partnership, which includes Mr. Danner, a director, among its partners. Under the terms of its existing lease, the Bank as lessee, paid $929,380 in rental payments to the partnership in 2005.
      During 2005, RIM Design, Inc., a related interest of Larry S. Cash, president of RIM Architects (Alaska) and a director of the Company and the Bank, provided interior design services for the expansion of and the tenant improvements to the Bank’s headquarters totaling $71,071 in the aggregate.
      In the fourth quarter of 2005, the Company, through Northrim Investment Services Company (“NISC”), its wholly-owned subsidiary, purchased subscription rights to an ownership interest in Pacific Wealth Advisors, LLC (“PWA”), an investment advisory and wealth management business located in Seattle, Washington. The Company also made commitments to make two loans to PWA of $225,000 and $175,000, respectively. Subsequent to the investment in these subscription rights, which the Company exercised on January 1, 2006, PWA purchased Pacific Portfolio Consulting, L.P., a wealth management business, and formed Pacific Portfolio Trust Company. After the completion of these transactions, NISC owned an interest equal to approximately 24% of PWA. The Company’s Chairman, President and CEO, R. Marc Langland, has served as a director of PWA since April 2005. J. James Gallagher, who is the current Chairman and CEO of Elliott Cove Capital Management, an entity which is 49% owned by the Company, also serves as the Chairman of PWA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 1, 2006, by (i) each director and nominee for director of the Company; (ii) the Named Executives; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends):

Name and Address of	Amount and Nature of
Beneficial Owner(1)	Beneficial Ownership(2)		Percent of Class(3)

R. Marc Langland	161,445	(4)	2.7%
Larry S. Cash	2,481	(5)	—
Mark G. Copeland	12,405		—
Frank A. Danner	22,593	(6)	—
Ronald A. Davis	6,967		—
Anthony Drabek	2,344		—
Christopher N. Knudson	68,669	(7)	1.2
Richard L. Lowell	15,450		—
Irene Sparks Rowan	3,213		—
John C. Swalling	2,545	(8)	—
Victor P. Mollozzi	56,799	(9)	1.0
Joseph M. Schierhorn	32,448	(10)	—
Robert L. Shake	17,683	(11)	—
All executive officers and directors as a group (13 persons)	405,042		6.7
Dalton, Greiner, Hartman, Maher & Co., LLC	504,465	(12)	8.7
565 Fifth Avenue
New York, NY 10017
Wedbush Inc.	352,623	(13)	6.1
1000 Wilshire Boulevard
Los Angeles, CA 90017-2457
The PNC Financial Services Group, Inc.	302,018	(14)	5.2
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222-2707

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.

(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).

(3)	Where beneficial ownership is less than 1% of all outstanding shares, the percentage is not reflected in the table. The percentages shown are based on the number of shares of common stock deemed to be outstanding under applicable regulations as of the date specified (including options held by such persons exercisable within 60 days).

(4)	Includes 76,208 shares which Mr. Langland has the option to purchase within 60 days of the date of this table.

(5)	Includes 854 shares held in trust for Mr. Cash’s children.

(6)	Includes 1,248 shares owned by Mr. Danner’s spouse and 3,693 shares owned by IMEX, Ltd., a real estate firm owned primarily by Mr. Danner’s spouse, as to which Mr. Danner disclaims beneficial ownership.

(7)	Includes 43,258 shares which Mr. Knudson has the option to purchase within 60 days of the date of this table and 399 shares held in trust for Mr. Knudson’s children.

(8)	Includes 1,470 shares beneficially owned by a limited liability company in which Mr. Swalling shares voting and dispositive power over such shares, which are held of record by its members, as to which Mr. Swalling disclaims beneficial ownership.

(9)	Includes 28,648 shares which Mr. Mollozzi has the option to purchase within 60 days of the date of this table.

(10)	Includes 27,129 shares which Mr. Schierhorn has the option to purchase within 60 days of the date of this table and 692 shares held in trust for Mr. Schierhorn’s children.

(11)	Includes 17,091 shares which Mr. Shake has the option to purchase within 60 days of the date of this table.

(12)	Dalton, Greiner, Hartman, Maher & Co., LLC, in its capacity as investment adviser, may be deemed to beneficially own 504,465 shares with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest.

(13)	Includes 79,969 shares held by Edward W. Wedbush, Chairman of Wedbush Inc., and 241,499 shares held by Wedbush Inc. as to which Mr. Wedbush disclaims beneficial ownership.

(14)	The PNC Financial Services Group, Inc., in its capacity as investment adviser, may be deemed to beneficially own 302,018 shares with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      The accounting firm of KPMG LLP (“KPMG”) has been engaged as the Company’s independent certified public accountant for the current year. KPMG performed the audit of the financial statements for the Company for the year ended December 31, 2005. Representatives of KPMG are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.
Fees Billed By KPMG During Fiscal Years 2005 and 2004
      The following table itemizes fees billed the Company by KPMG for professional services to include the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2005 and annual financial statements for fiscal 2004:

	2005	2004

Audit fees:	$244,859	$233,612
Audit related fees:
Audit of 2004 Benefit Plan	13,500	12,750
Other accounting services	20,000	—
Tax fees:
Tax return preparation and related matters	35,250	36,685
All other fees:	—	—

Total Fees Paid	$313,609	$283,047

      The Company requires that all non-audit services rendered to the Company by KPMG be approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $25,000 and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases, the Committee considers whether the provision of such services would impair the independence of the Company’s auditors.

REPORT OF THE AUDIT COMMITTEE
      The following report of the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
      The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

•	The Company’s accounting practices and internal controls;

•	The independent auditor’s qualifications, independence and performance; and

•	The performance of the Company’s internal audit function.
      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 with the Company’s management and has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005, be included in the Company’s Annual Report — 10-K for that year, for filing with the Securities and Exchange Commission.
      The Audit Committee does not believe the non-audit services provided by KPMG LLP called into question KPMG LLP’s independence.
      Respectfully submitted by:

Audit Committee:
Mark G. Copeland, Chairman
Anthony Drabek
Richard L. Lowell

INFORMATION CONCERNING SHAREHOLDER PROPOSALS
      A shareholder proposing to transact business at the Company’s 2007 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than January 30, 2007. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than November 16, 2006. If the Company receives notice of a shareholder proposal after January 30, 2007, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.
2005 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — 10-K
      The Company’s 2005 Report to Shareholders (which is not part of the Company’s proxy soliciting materials), and 2005 Annual Report — 10-K for the fiscal year ended December 31, 2005, accompanies this proxy statement. Additional copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, by fax to (907) 562-1758, or by e-mail to investors@nrim.com.
OTHER MATTERS
      The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.
      WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE  — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

VOTE BY MAIL- Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Northrim BanCorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717
3111 C STREET ANCHORAGE, AK 99503

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.

NORTHRIM BANCORP, INC.

ELECTION OF DIRECTORS. To elect ten (10) directors for a term of one year or until their successors have been elected and qualified.

1.	01) R. Marc Langland, 02) Larry S. Cash, 03) Mark G. Copeland,
04) Frank A. Danner, 05) Ronald A. Davis, 06) Anthony Drabek,
07) Christopher N. Knudson, 08) Richard L. Lowell,
09) Irene Sparks Rowan, 10) John C. Swalling

For All	Withhold All	For All Except

☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

NORTHRIM BANCORP, INC.

PROXY FOR ANNUAL SHAREHOLDERS’ MEETING
May 4, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

     The undersigned shareholder of NORTHRIM BANCORP, INC. (the “Company”) hereby nominates, constitutes and appoints R. Marc Langland and Christopher N. Knudson, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 8, 2006, at the Annual Shareholders’ Meeting to be held at the Hilton Anchorage Hotel, Anchorage, Alaska, on May 4, 2006, at 9 A.M., and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

     Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

     The undersigned hereby acknowledges receipt of notice for the Annual Shareholders’ Meeting on May 4, 2006, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.